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                                                                   Exhibit 10.25

                           SOMERA COMMUNICATIONS, INC.

                        RICK DARNABY EMPLOYMENT AGREEMENT

      This Agreement is made by and between Somera Communications, Inc. (the "Company"), and Rick Darnaby ("Executive") as of September 17, 2001.

1)       Duties and Scope of Employment.
         ------------------------------

         a)       Positions; Employment Commencement Date; Duties. Executive's
                  -----------------------------------------------
                  employment with the Company pursuant to this Agreement shall commence immediately (the "Employment Commencement Date"). As of the Employment Commencement Date, the Company shall employ the Executive as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the "Board"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Board.

         b)       Board Position and Duties. Upon the Employment Commencement
                  -------------------------
                  Date, Executive shall be appointed to the Board.


         c)       Obligations. During the Employment Term, Executive shall
                  -----------
                  devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof upon which Executive currently serves (a list of which is attached hereto as Appendix A) or which are approved by the Board in the future.

2)       Employee Benefits. During the Employment Term, Executive shall be
         -----------------
         eligible to participate in the employee and fringe benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

3)       Relocation Expense Reimbursements. In connection with Executive's
         ---------------------------------
         relocation, the Company will reimburse Executive for the following reasonable costs:

         a) Transaction costs associated with buying Executive's new residence (closing costs, inspections, title insurance, brokerage commissions and related fees, etc.).

         b) Transaction costs associated with selling Executive's old residence (closing costs, inspections, title insurance, brokerage commissions and related fees, etc.).

         c) Costs associated with moving household furnishings and personal effects (including

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                  packing and unpacking of household goods).

         d) Costs associated with three house-hunting trips to the Santa Barbara, California area, including airfare, hotel accommodation and related costs for the family.

         e) Temporary living expenses and an automobile lease for up to nine months after the Employment Commencement Date.

         f) Other miscellaneous costs associated with Executive's move to the Santa Barbara, California area, in an aggregate amount not exceeding $25,000.

                  Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to these reimbursements so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if these reimbursements were provided to Executive on a non-taxable basis.

4)       At-Will Employment. Executive and the Company understand and
         ------------------
         acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

5)       Compensation.
         ------------

         a)       Base Salary. While employed by the Company, the Company shall
                  -----------
                  pay the Executive as compensation for his services a base salary at the annualized rate of four hundred and seventy-five thousand dollars ($475,000) (the "Base Salary"). Such Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed annually, beginning at the end of 2002, by the Compensation Committee of the Board for possible adjustment in light of Executive's performance and competitive data.

         b)       Bonuses. Executive shall be eligible to earn the following
                  -------
                  bonus:

                  i)       2001 Bonus. Executive shall be eligible to receive a
                           ----------
                           bonus for 2001 equal to four hundred thousand dollars ($400,000) multiplied by the pro-rata percentage of calendar year 2001 that Executive's employment with the Company represents (the "2001 Bonus"). The Executive shall be guaranteed the payment of the 2001 Bonus.

                  ii)      2002 Bonus. Executive shall be eligible to earn a
                           ----------
                           bonus for 2002, paid annually based on the following amounts, if applicable:

                           (1) in the event that the Company's fiscal year 2002 revenue, earnings per share and balance sheet metric reach 90% of the annual plan target levels, as developed by the

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                                    Board working with the Executive, then
                                    Executive shall be eligible to earn a bonus of not less than two hundred thousand dollars ($200,000);

                           (2) in the event that the Company's fiscal year 2002 revenue, earnings per share and balance sheet metric reach 110% of the annual plan target levels, as developed by the Board working with the Executive, then Executive shall be eligible to earn a bonus of not less than an additional three hundred thousand dollars ($300,000); and

                           (3) in the event that the Company's fiscal year 2002 revenue, earnings per share and balance sheet metric reach 125% of the annual plan target levels, as developed by the Board working with the Executive, then Executive shall be eligible to earn a bonus of not less than an additional four hundred thousand dollars ($400,000).

                                    Notwithstanding the foregoing, the Company's obligation to make any bonus payment, whether during the first or any subsequent annual period, shall be dependent upon Executive's employment with the Company through the end of such year. Executive will be eligible to receive annual bonuses based upon a similar structure in future years under arrangements to be approved by the Compensation Committee of the Board.

         c)       Loan. The Company shall grant to Executive an interest-free
                  ----
                  loan for a reasonable amount of money, with such amount to be established upon mutual determination between Executive and the Board at a time after the Employment Commencement Date, for Executive's purchase of a primary residence in the Santa Barbara, California area. The loan shall be fully-recourse and additionally secured by the primary residence. The loan will be forgiven over a period of eight (8) years, and shall be governed by a Promissory Note given at a later date by Executive to the Company.

         d)       Equity Compensation.
                  -------------------

                  i)       Initial Stock Option. As of the Employment
                           --------------------
                           Commencement Date, Executive shall be granted a stock option (the "Stock Option") to purchase a total of one million nine hundred twenty-three thousand (1,923,000) shares of Company common stock with a per share exercise price equal to the fair market value of the Company's common stock on the date of grant. The Stock Option shall be for a term of ten (10) years (or shorter upon termination of employment relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest as follows: twenty-five percent (25%) of the shares subject to the Stock Option shall vest twelve (12) months after the Employment Commencement Date and one forty-eighth (1/48th) of the shares subject to the Option shall vest each month thereafter at the end of the month, so as to be one hundred percent (100%) vested on the four (4) year anniversary of the Employment Commencement Date, conditioned upon Executive's continued employment with the Company as of each vesting date. Except as specified otherwise herein, the Stock Option is in all respects subject to the terms, definitions and provisions of the Company's standard form of stock option agreement (the "Option Agreement"), which document is incorporated herein by reference and attached as

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                           Exhibit A. Executive's equity compensation level
                           shall be reviewed annually, beginning at the end of 2002, by the Compensation Committee of the Board for possible adjustment in light of Executive's performance and competitive data.

                  ii)      Performance Based Stock Option. As of the Employment
                           ------------------------------
                           Commencement Date, Executive shall be granted an additional stock option (the "Performance-Based Stock Option") to purchase a total of eight hundred twenty-four thousand (824,000) shares of Company common stock with a per share exercise price equal to the fair market value of the Company's common stock on the date of grant. The Performance-Based Stock Option shall be for a term of six (6) years (or shorter upon termination of employment relationship with the Company) and, subject to accelerated vesting provisions based on strategic, business and financial objectives as set forth in the Option Agreement governing the Performance-Based Stock Option, shall vest 100% on the date that is seven (7) days immediately prior to the six (6) year anniversary of the Employment Commencement Date, conditioned upon Executive's continued employment with the Company as of each vesting date. Except as specified otherwise herein, the Performance-Based Stock Option is in all respects subject to the terms, definitions and provisions of the Company's Option Agreement, which document is incorporated herein by reference and attached as Exhibit B.

         e)       Severance.
                  ---------


                  (i)      Involuntary Termination Other Than for Cause;
                           ---------------------------------------------
                           Constructive Termination Prior to Change of Control.
                           ----------------------------------------------------
                           If, prior to a Change of Control, Executive's employment with the Company is Constructively Terminated or involuntarily terminated by the Company other than for (x) Cause, (y) Executive's death, or
                           (z) Executive's Disability, then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company, (A) Executive's Stock Option (and any other stock option, not to include the Performance-Based Stock Option, granted to Executive following the Employment Commencement Date) shall have its vesting accelerated to receive an additional twelve (12) months of vesting, provided, that, if such employment termination takes place within twelve (12) months from the Employment Commencement Date, then Executive's Stock Option shall have its vesting accelerated such that 50% of the shares underlying such Stock Option shall vest; (B) Executive shall receive continued payments of one year's Base Salary plus the pro rata portion of the bonus earned by Executive in the time employed during such year, less applicable withholding, in accordance with the Company's standard payroll practices; (C) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA"), through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (D) the Company shall provide Executive with all other Company welfare plan and fringe benefits in which Executive participated prior to his termination through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered

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                           dependents are covered by similar plans of
                           Executive's new employer, and if Executive is ineligible to participate in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a Tax Gross-Up to the extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company.

                  (ii)     Involuntary Termination Other Than for Cause;
                           ---------------------------------------------
                           Constructive Termination On or Following Change of
                           --------------------------------------------------
                           Control. If, on or within the twelve (12) month
                          --------
                           period immediately following a Change of Control, Executive's employment with the Company is Constructively Terminated or involuntarily terminated by the Company other than for (x) Cause, (y) Executive's death, or (z) Executive's Disability, then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company, (A) Executive's Stock Option shall have its vesting accelerated such that 100% of the shares underlying such Stock Option shall vest; (B) Executive shall receive continued payments of one year's Base Salary plus the pro rata portion of the bonus earned by Executive in the time employed during such year, less applicable withholding, in accordance with the Company's standard payroll practices; (C) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under COBRA through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (D) the Company shall provide Executive with all other Company welfare plan and fringe benefits in which Executive participated prior to his termination through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer, and if Executive is ineligible to participate in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a Tax Gross-Up to the extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company.

                           For the purposes of this Agreement, "Cause" means (1) material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (2) Executive's conviction of, or plea of nolo contendere to, a felony, (3) Executive's gross misconduct in connection with the performance of his duties hereunder, or (4) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses (3) and (4), such actions shall not constitute Cause if they are cured by Executive within thirty (30) days following delivery to Executive of a written explanation specifying the basis for the Board's beliefs with respect to such clauses.

                           For the purposes of this Agreement, "Change of Control" is defined as:

                           (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities

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                                    Exchange Act of 1934, as amended) becomes
                                    the "beneficial owner" (as defined in Rule
                                    13d-3 under said Act), directly or
                                    indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (2)      The consummation of a merger or
                                    consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (3) The consummation of the sale by the Company of all or substantially all of the Company's assets.

                                    For the purposes of this Agreement,
                                    "Constructive Termination" means (1) a
                                    material reduction in Executive's Base
                                    Salary or bonus level, (2) a reduction in Executive's title or a material reduction in Executive's authority or duties, or (3) the requirement that Executive relocate more than fifty (50) miles from the current Company headquarters.

                                    For the purposes of this Agreement,
                                    "Disability" shall mean Executive's mental or physical impairment which has or is likely to prevent Executive from performing the responsibilities and duties of his position for three (3) months or more in the aggregate during any six (6) month period. Any question as to the existence or extent of Executive's disability upon which the Executive and the Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board and approved by the Executive, which approval shall not unreasonably be withheld.

                                    The Executive shall not be required to
                                    mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

                  iii)     Voluntary Termination; Involuntary Termination for
                           --------------------------------------------------
                           Cause. Except as otherwise specified herein, in the
                           -----
                           event Executive terminates his employment voluntarily or is involuntarily terminated by the Company for Cause, then all further vesting of the Stock Option, Performance-Based Stock Option and any other equity compensation shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

                  iv)      Termination Due to Death or Disability. Except as
                           --------------------------------------
                           otherwise specified herein, in the event Executive's employment is terminated due to Executive's death or Disability, then all further vesting of the Stock Option, Performance-Based Stock Option and any other equity compensation shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned and all death benefits and/or disability benefits payable under plans of the Company).

 6)       Assignment. This Agreement shall be binding upon and
          ----------
          inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

 7)       Notices. All notices, requests, demands and other
          -------
          communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:    Somera Communications, Inc.
                               5383 Hollister Avenue
                               Santa Barbara, CA 93111
                               Attn:  Chief Financial Officer
                               ----

          If to Executive:     Rick Darnaby
                               at the last residential address
                                   known by the Company.


 8)       Severability. In the event that any provision hereof
          ------------
          becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

 9)       Proprietary Information Agreement. Executive agrees
          ---------------------------------
          to enter into the Company's standard Employment, Confidential Information and Invention Assignment Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder, as modified so as not to conflict with the provisions of this Agreement and attached as Exhibit C.

 10)      Entire Agreement. This Agreement, the Option
          ----------------
          Agreements, the employee benefit plans referred to in
          Section 2 and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

11)       Non-Binding Mediation, Arbitration and Equitable
          ------------------------------------------------
          Relief.
          ------

          a) The parties agree to make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties hereto, the parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa Barbara County, California to be conducted by one mediator belonging to the American Arbitration Association. The mediation shall be held within thirty (30) days of the request therefor. The costs of the mediation shall be borne equally by the parties to the mediation.

          b) Executive and the Company agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof which has not been resolved by negotiation or mediation as set forth in Section 11(a) shall be finally settled by binding arbitration to be conducted by one arbitrator in Santa Barbara, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction.

          c) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          d)       Executive understands that nothing in
                   Section 11 modifies Executive's at-will
                   status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

          e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 11, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND

               RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

               ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

               iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

12)      Indemnification Agreement. Effective upon the Employment Commencement
         -------------------------
         Date, Executive and the Company shall enter into the standard form of indemnification agreement previously approved by the Board customarily entered into between the Company and its executive officers and directors and attached as Exhibit D.

13)      Advisor & Legal Fee Reimbursement. The Company agrees to directly pay
         ---------------------------------
         Executive's reasonable advisor and legal fees associated with entering into this Agreement up to $10,000 upon receiving invoices for such services.

14)      No Oral Modification, Cancellation or Discharge. This Agreement may
         -----------------------------------------------
         only be amended, canceled or discharged in writing signed by Executive and the Chairman of the Board.

15)      Withholding. The Company shall be entitled to withhold, or cause to
         -----------
         be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

16)      Governing Law. This Agreement shall be governed by the laws of the
         -------------
         State of California without reference to rules relating to conflict of law.

17)      Acknowledgment. Executive acknowledges that he has had the opportunity
         --------------
         to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement:

SOMERA COMMUNICATIONS, INC.



/s/ Dan Firestone
-------------------------------
Dan Firestone
Chairman of the Board

EXECUTIVE

/s/ Rick Darnaby
-------------------------------
Rick Darnaby